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                                                                    EXHIBIT 10.3


                                    LOAN NOTE


US$1,200,000                                             Loan Date: July 1, 2000

1. PROMISE TO PAY. For value received, the undersigned ("Borrower") hereby unconditionally promises to pay to the order of eLoyalty (UK) Ltd, a company incorporated in England and Wales (registered no. 2422314) whose registered office is situated at Regina House, 5 Queen Street, London EC4N 1SP ("Lender"), in immediately available funds, the principal sum of One Million Two Hundred Thousand United States Dollars (US$1,200,000) together with interest on the principal balance from time to time outstanding at a rate equal to the official rate of interest from time to time for the purposes of section 160 Income and Corporation Taxes Act 1988 (the "Note Rate")

2.   PAYMENT TERMS.

     a. REPAYMENT: The Borrower agrees to repay the principal amount of One Million Two Hundred Thousand United States Dollars (US$1,200,000) together with interest on the principal balance as follows:

          (I) The Borrower agrees that One Million United States Dollars (US$1,000,000) of the principal indebtedness (the "First Loan Portion") evidenced hereby, together with interest as aforesaid, shall be immediately due and payable within twenty-four months from the Loan Date (the "First Portion Payment Date"); provided, however, that for each calendar month that the Borrower is employed by Lender, or any parent or subsidiary company of Lender after the Loan Date, Lender will forgive and discharge, per each such calendar month after the Loan Date, Forty-One Thousand Six Hundred and Sixty-Six United States Dollars and 67/00 (US$41,666.67) of the principal amount of the First Loan Portion plus accompanying interest.

          (II) The Borrower agrees that the remaining Two Hundred Thousand United States Dollars ($200,000) of the principal indebtedness (the "Second Loan Portion") evidenced hereby, together with interest as aforesaid, shall be immediately due and payable twelve months after the First Portion Payment Date (the "Second Portion Payment Date" and together with the First Payment Date, may be referred to hereinafter as the "Payment Date"); provided, however, that for each calendar month that the Borrower is employed by Lender, or any parent or subsidiary company of Lender after the First Portion Payment Date, the Lender will forgive and discharge, per each such calendar month after the First Portion Payment Date, Sixteen Thousand Six Hundred and Sixty-Six United States Dollars and 67/00 (US$16,666.67) of the principal amount of the Second Loan Portion plus accompanying interest.



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     b.   TERMINATION OF EMPLOYMENT. The following terms shall apply in the event of termination of Borrower's employment with Lender:

          (I) Notwithstanding any of the foregoing, in the event that Borrower terminates his employment with Lender of Borrower's own accord on or prior to the Second Portion Payment Date, or if Borrower's employment with Lender is terminated for "Good Cause" on or prior to the Second Portion Payment Date, then the remaining amount of the outstanding principal of One Million Two Hundred Thousand United States Dollars (US$1,200,000) plus accrued interest which was not already forgiven and discharged as described in subsection (a) above shall immediately become due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

          (II) In the event that Borrower's employment with Lender terminates for any reason other than for Good Cause or of Borrower's own accord prior to the Second Portion Payment Date, then the entire principal indebtedness described herein and accompanying interest shall be immediately discharged and forgiven by Lender and shall no longer be due.

          (III)   For purposes of this Note, "Good Cause" means:

                  (i) Employee is guilty of any serious misconduct or material or persistent breach of any of the terms or conditions of this Note;

                  (ii) Employee, in a material or persistent manner, wilfully neglects or refuses to carry out any of the Employee's duties or to comply with any lawful and reasonable written instruction given to the EMPLOYEE by Senior Management (as defined in Employee's Employment Agreement executed with Lender);

                  (iii) Employee has a bankruptcy order made against the
                        Employee or compounds with or enters into any voluntary arrangements with the Employee's creditors; or

                  (iv) Employee is convicted of any criminal offence other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed.

     c. TAXES. Notwithstanding anything contained in this Note, Borrower shall in all cases be responsible for income tax on the principal plus interest, if and when they are recognized as income, which may be withheld by Lender.

3. PREPAYMENT. Borrower may prepay this Note, in whole or in part, at any time without penalty. Amounts prepaid may not be reborrowed. Any amounts prepaid will be applied first to interest due and then to principal due. Interest will be adjusted from the date of any principal prepayment. Borrower's

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     payments to Lender on this Note must be made without set-off or counterclaim and without any deduction unless Borrower is compelled by law to make any deductions for taxes or otherwise, in which case Borrower will make the minimum deduction required by law and pay such sums as after deduction ensure receipt by Lender of the full amount which Lender would have received had no deduction been made.

4.   INTEREST.

     a. If Borrower fails to pay any sum on its due date for payment under the terms of this Note, Borrower will pay interest on such sum on demand from that date up to the date of actual payment (before as well as after judgment). Such interest will be calculated at the Note Rate.

     b. All interest and other payments of an annual nature under this Note will accrue from day to day, compounded annually and be calculated on the basis of actual days elapsed and a 365 day year.

5. PLACE OF PAYMENT. All payments of principal and interest under this Note will be made by Borrower to Lender at Lender's registered office as set forth above, or at such other place as Lender may from time to time designate in writing.

6.   DEFAULTS.

     a. The occurrence or existence of one or more of the following events will constitute an event of default ("Default") under this Note:

                  i. Borrower fails to pay when due any principal or interest payable hereunder;

                  ii. (I) Borrower becomes generally unable to pay Borrower's debts as they become due, (II) Borrower makes an assignment for the benefit of creditors, (III) Borrower calls a meeting of creditors for the composition or scheme of voluntary arrangement for debts, (IV) a proceeding or petition under any bankruptcy, reorganisation, arrangement of debt, insolvency, readjustment of debt, or receivership law or statute is filed by or against Borrower, (V) a trustee in bankruptcy, custodian, receiver or agent is appointed or authorised to take charge of any of Borrower's properties, or (VI) Borrower takes any action to authorise any of the foregoing;

                  iii. Borrower no longer remains an employee of Lender, or any direct or indirect subsidiary, parent or sister of Lender prior to the Second Portion Payment Date because of termination due to Good Cause or because of Borrower's own accord; or

                  iv. any judgment or judgments in an aggregate amount in excess of (pound)20,000.00 is or are entered against Borrower unless the amounts of such judgment or judgments are covered by insurance and liability under such coverage has been admitted by the issuer thereof.

     b. If a Default occurs, Lender may, by notice to Borrower, declare all the indebtedness evidenced by this Note (being the principal and such interest as

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          has accrued by the date of such notice) to be, and thereupon such indebtedness will become, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, except that (1) if the Default specified in clause (ii) in subsection (a) above occurs, the indebtedness evidenced by this Note will automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower, or (2) if the Default specified in clause (iii) in subsection (a) above occurs, the provision of Section 2(b)(I) shall apply.

7. BUSINESS DAYS. If payment hereunder becomes due and payable on a day which is not a "Business Day" (as defined below), the due date thereof will be extended to the next succeeding Business Day, and interest will be payable thereon during such extension at the rate specified above. "Business Day" will mean a day other than a Saturday or Sunday on which banks in London are open for the transaction of banking business.

8. NOTICES. Any notice hereunder will be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

         If to Borrower:

                  Vaughan Thomas

                  -----------------

                  -----------------

                  -----------------


         If to Lender:

                  eLoyalty (U.K.) Ltd
                  Regina House
                  5 Queen Street
                  London EC4N 1SP

     Every notice, request, demand or other communication will, except as otherwise provided in this Note, be deemed to have been received when delivered personally or seven days after it has been put on the post. Borrower and Lender may each designate different addresses for purposes of this Note by notice to the other party as provided herein.

9.   ADDITIONAL PROVISIONS.

     a. Lender will be under no obligation to marshal any assets in favour of Borrower in payment of any or all of Borrower's liabilities hereunder. If Borrower makes a payment or payments to Lender, and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee in bankruptcy, receiver or any other party under any bankruptcy law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to

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          be satisfied will be revived and continued in full force and effect as if such payment had not been made.

     b. The validity and construction of this Note will be governed by English law.

     c. For the benefit of Lender, Borrower irrevocably agrees that the English courts have jurisdiction to settle any disputes which may arise out of or in connection with this Note and that accordingly any suit, action or proceedings ("Proceedings") arising out of or in connection with this Note may be brought in such courts.

     d. Nothing contained in this Section 9 will limit the right of Lender to take proceedings against Borrower in any other court of competent jurisdiction, nor will the taking of Proceedings in any one or more jurisdictions preclude the taking or Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by applicable law.

     e. Borrower agrees that in any Proceedings against Borrower's property in connection with this Note no immunity from such Proceedings will be claimed by or on behalf of Borrower or with respect of Borrower's property, and Borrower irrevocably waives any such right of immunity which Borrower's property may have or hereafter acquire or which may be attributed to Borrower's property and consents generally in respect of any such Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

     f. Lender may, without notice to Borrower and without prejudice to any of Lender's other rights or remedies, set-off all or any amounts payable by Borrower to Lender hereunder which are due and unpaid against any obligation (whether or not matured) owed by Lender to Borrower, regardless of the place of payment and, for that purpose, Lender may convert one currency into another currency at the rate of exchange determined by Lender in its absolute discretion to be prevailing at the date of set-off.

     g. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     h. Lender may at any time upon written notice to Borrower assign all or any part of its rights under this Note. This Note is not negotiable, and Borrower may not assign nor transfer any of Borrower's rights or obligations under this Note.

     i. Whenever in this Note reference is made to Lender, such reference will be deemed to include, as applicable, a reference to its respective successors and


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          assigns, and the provisions of this Note will be binding upon and will inure to the benefit of said successors and assigns. Any reference to Borrower will include, without limitation, a receiver and manager, trustee in bankruptcy of or for Borrower.

     j. No delay or omission on the part of Lender in exercising any right hereunder will operate as a waiver of such right or of any other right under this Note. No waiver of any right or amendment hereto will be effective unless in writing and signed by Lender nor will a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by Lender of any late payment will not be deemed to be a waiver of the Default arising as a consequence thereof.



 Signed by:
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      Name:  Vaughan Thomas, Borrower



 Signed by:
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      Name and Title: Kelly Conway, Chief Executive Officer
      On behalf of Lender:  eLoyalty (U.K.) Ltd